UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2007
LIGHTING SCIENCE GROUP CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 2, 2007, Lighting Science Group Corporation (the “Company”) agreed to issue 5,000,000 shares of restricted common stock pursuant to the Employment Agreement described in item 5.02 below. The Company expects to issue the restricted common stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated pursuant to the Securities Act pursuant to transactions by the Company not involving any public offering.

The information in Items 3.02 and 9.01 of this report is incorporated in this Item 3.02 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Generally. On August 2, 2007, the Company entered into that certain Employment Agreement (the “Employment Agreement”) by and between the Company and Kenneth Honeycutt. Pursuant to the Employment Agreement, Mr. Honeycutt will serve as the Company’s president and chief operating officer. Mr. Honeycutt will also (i) fill a vacancy on the Board of Directors resulting from a resignation and (ii) serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Honeycutt served as CEO of K2 Associates, a consulting firm specializing in strategy, performance improvement and executive coaching, from August 2006 through June 2007. From 2002 to 2006, Mr. Honeycutt served as chief executive officer and president of Acuity Brands Lighting, Inc. and executive vice president of Acuity Brands, Inc., one of the world's leading providers of lighting fixtures and specialty chemical products. Prior to 2002, Mr. Honeycutt served as the president of Lithonia Lighting Group, a leading brand of lighting equipment for commercial, industrial, outdoor, and residential applications in North America.

Mr. Honeycutt does not serve as a director of any other public company.

Employment Agreement. The Employment Agreement has a term commencing on June 4, 2007 and continuing until the third anniversary on June 4, 2010. Under the Employment Agreement, Mr. Honeycutt is entitled to an annual base salary of $250,000. The Company may also pay Mr. Honeycutt bonuses at such times and in such amounts as the Board of Directors determines. In connection with the Employment Agreement, the Company will award Mr. Honeycutt with 5,000,000 shares of restricted common stock of the Company. Twenty-five (25) percent of the restricted common stock will vest each calendar year, beginning on the date of the grant (subject to early termination or forfeiture).

This Form 8-K, including the foregoing description of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is furnished as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.   Description
10.1 Employment Agreement, dated as of August 2, 2007, by and between Lighting Science Group Corporation and Kenneth Honeycutt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: August 9, 2007   By: __/s/ Ronald E. Lusk
Name: Ronald E. Lusk
Title: Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.   Description

10.1 Employment Agreement, dated as of August 2, 2007, by and between Lighting Science Group Corporation and Kenneth Honeycutt.